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As filed with the Securities and Exchange Commission on January 18, 2007

Registration No. 001-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

TYCO HEALTHCARE LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0518045 (I.R.S. Employer Identification No.)
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda Telephone: (441) 292-8674 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John H. Masterson
Senior Vice President and General Counsel
Tyco Healthcare
15 Hampshire Street
Mansfield, Massachusetts 02048
Telephone: (508) 261-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to: Steven R. Finley Sean P. Griffiths Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 Telephone: (212) 351-4000 Fax: (212) 351-4035

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, par value $0.20 per share	The New York Stock Exchange, Inc. Bermuda Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Business" and "Relationship with Tyco International and Tyco Electronics" of the Information Statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement. That section is incorporated herein by reference.

Item 2. Financial Information

        The information required by this item is contained under the sections "Summary," "Description of Capital Shares," "Selected Historical Combined Financial and Other Data," "Unaudited Pro Forma Condensed Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement. Those sections are incorporated herein by reference.

Item 3. Properties

        The information required by this item is contained under the section "Business—Properties" of the Information Statement. That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Tyco International and Tyco Healthcare" of the Information Statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

        The information required by this item is contained under the section "Management" of the Information Statement. That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

        The information required by this item is contained under the sections "Relationship with Tyco International and Tyco Electronics" and "Management" of the Information Statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

        The information required by this item is contained under the section "Business—Legal Proceedings" of the Information Statement. That section is incorporated herein by reference.

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Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Separation," "Dividends," "Management" and "Description of Capital Shares" of the Information Statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

        None.

Item 11. Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Shares" of the Information Statement. That section is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Shares—Liability and Indemnification of Directors and Officers" of the Information Statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Description of Capital Shares," "Selected Historical Combined Financial and Other Data," "Unaudited Pro Forma Condensed Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Financial Statements" of the Information Statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15. Financial Statements and Exhibits

  (a)    Financial Statements

        The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

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  (b)    Exhibits

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
2.1	Form of Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Electronics Ltd. and Tyco Healthcare Ltd.*
3.1	Form of Memorandum of Association of Tyco Healthcare Ltd.*
3.2	Certificate of Incorporation of Tyco Healthcare Ltd.
3.3	Form of Bye-laws of Tyco Healthcare Ltd.*
4.1	Form of Tyco Healthcare Ltd. Common Share Certificate*
10.1	Form of Tax Sharing Agreement by and among Tyco International Ltd., Tyco Electronics Ltd. and Tyco Healthcare Ltd.*
10.2	Tyco Healthcare Ltd. 2007 Stock and Incentive Plan*
10.3	Director Deferred Compensation Plan*
10.4	Settlement Agreement, dated December 29, 2006, between Tyco International Ltd. and Richard J. Meelia
10.5	Employment Agreement, dated December 29, 2006, between Tyco International Ltd. and Richard J. Meelia
10.6	Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives*
10.7	Separation of Employment Agreement and General Release, dated October 7, 2006, between Tyco Healthcare Group LP and Kevin J. Gould
21.1	Subsidiaries of Tyco Healthcare Ltd.*
99.1	Information Statement

*
To be filed by amendment.

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SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TYCO HEALTHCARE LTD.
	By:	/s/ RICHARD J. MEELIA Richard J. Meelia President
Date: January 18, 2007

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES